Exhibit 99.1
NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, VA. 20190
(703) 390-5100
http://www.nii.com
Contacts:
Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com
Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com
NII HOLDINGS POSTS RECORD RESULTS FOR THIRD
QUARTER 2008
Company achieves record results for operating revenues and operating income before depreciation and amortization
Company matches record level of net subscriber additions
•	Net subscriber additions of 394,500 — resulting in over 5.8 million subscribers at September 30, 2008 — a 33% increase over the third quarter 2007 ending subscriber base

•	Consolidated operating revenues of $1.2 billion — a 38% increase over third quarter 2007

•	Consolidated operating income before depreciation and amortization of $331 million — a 40% increase over third quarter 2007

•	Quarter-end consolidated cash and cash equivalents of $1.4 billion and short-term investments of $90 million
RESTON, Va. — October 23, 2008 — NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the third quarter of 2008. For the third quarter, the Company added 394,500 net subscribers, matching the company’s quarterly record of net subscriber additions set in the second quarter of 2008, resulting in an ending subscriber base of over 5.8 million subscribers, a 33% increase over the subscriber base reported at the end of the third quarter of 2007. Financial results for the third quarter of 2008 included consolidated operating revenues of $1.2 billion, a new quarterly record representing a 38% increase over the same period last year. The Company reported consolidated operating income before depreciation and amortization, or OIBDA, for the third quarter of $331 million, a 40% increase over the same period last year. The Company’s reported OIBDA includes the impact of approximately $16 million of non-cash stock option compensation expense compared to $19 million reported in the same period in 2007. The Company also reported consolidated operating income of $219 million, a

37% increase over the same period last year, and net income of $92 million, a 12% increase over the third quarter of 2007, or $0.55 per basic share.
“Strong demand for our differentiated wireless service combined with solid execution and our expanding presence in the region drove our results for the third quarter,” said Steve Dussek, NII’s Chief Executive Officer. “We generated the largest number of gross additions and matched the largest number of net subscriber additions in our history, while delivering record levels of revenues and OIBDA. Our team will focus on building upon the operational momentum reflected in the strong results that we have delivered year-to-date, and assuming average exchange rates for local currencies against the dollar do not decline significantly from the average rates we have seen so far this quarter, we believe we are on track to meet our guidance on subscribers, revenue, and OIBDA for 2008,” he added.
NII Holdings’ average monthly service revenue per subscriber (service ARPU) was $59 for the third quarter, consistent with the level reported in the same period last year and during the second quarter of 2008. The Company reported churn of 1.87% for the third quarter, down from 1.89% in the second quarter of 2008, driven by an improvement in churn in the Mexico market. Consolidated cost per gross subscriber addition, or CPGA, was $318 for the third quarter, an improvement over both the same period last year and the second quarter of 2008.
The Company continued to enhance the coverage and capacity of its network during the quarter, adding 277 sites, primarily in Brazil and Mexico. Total consolidated capital expenditures were $205 million during the third quarter of 2008, largely related to investments in network capacity and geographic expansion in those markets.
“We have continued to produce excellent financial and operating results driven by the strong demand for our services and supported by the increased capacity and extended geographic reach of our network,” said Gokul Hemmady, NII’s Chief Financial Officer. “We have a solid balance sheet and cash position, and our outlook remains positive as we continue to meet the communications needs of a large and growing base of subscribers who use our service as a necessary business tool essential to their everyday livelihood,” he added.
The Company ended the quarter with $2.29 billion in total long-term debt, consisting of $1.55 billion in convertible notes, $467 million in syndicated loan facilities and $273 million in local currency tower financing and other debt obligations. With quarter-end consolidated cash and cash equivalents of $1.4 billion and short-term investments of $90 million, the Company’s net debt at the end of the third quarter was $808 million.
In addition to the preliminary results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII has presented consolidated OIBDA, ARPU, CPGA and Net Debt, which are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII’s third quarter 2008 results, visit the investor relations link at <http://www.nii.com>.
About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Mexico, Brazil, Argentina, Peru and Chile offering a fully integrated wireless communications tool with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect(R) and International Direct Connect(TM), a digital two-way radio feature. NII Holdings,

Inc., a Fortune 1000 company, trades on the NASDAQ market under the symbol NIHD and is a member of the NASDAQ 100 Index. Visit the Company’s website at <http://www.nii.com>.
Nextel, the Nextel logo, Nextel Online, Nextel Business Networks and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from NII Holdings’ actual future experience involving any one or more of such matters and subject areas. NII Holdings has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from NII Holdings’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the uncertainty relating to our ability to achieve the operating and financial results described in our previously announced 2008 guidance, the risks and uncertainties relating to the impact of more intense competitive conditions and changes in economic conditions in the markets we serve, the impact on our financial results, and potential reductions in the recorded value of our assets, that may result from fluctuations in foreign currency exchange rates and, in particular, fluctuations in the relative values of the currencies of the countries in which we operate compared to the U.S. dollar, the risk that our network technologies will not perform properly or support the services our customers want or need including the risk that technology developments to support our services will not be timely delivered, the risk that customers in the markets we serve will not find our services attractive, and the additional risks and uncertainties that are described from time to time in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which was filed on February 27, 2008, and in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(in millions, except per share amounts, and unaudited)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Operating revenues
Service and other revenues	$3,106.9	$2,279.3	$1,116.1	$827.5
Digital handset and accessory revenues	173.0	76.8	66.6	26.9

	3,279.9	2,356.1	1,182.7	854.4

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	848.6	609.8	305.6	223.6
Cost of digital handset and accessory sales	455.9	320.6	162.5	112.1
Selling, general and administrative	1,054.0	771.5	384.0	282.0
Depreciation	285.5	209.9	102.7	73.6
Amortization	25.4	7.1	8.9	3.7

	2,669.4	1,918.9	963.7	695.0

Operating income	610.5	437.2	219.0	159.4

Other income (expense)
Interest expense	(124.1)	(89.6)	(42.5)	(35.6)
Interest income	53.3	45.1	16.8	22.3
Foreign currency transaction (losses) gains, net	(16.1)	12.6	(56.4)	6.8
Debt conversion expense, net	—	(26.4)	—	(26.4)
Other expense, net	(12.8)	(1.0)	(7.6)	(1.6)

	(99.7)	(59.3)	(89.7)	(34.5)

Income before income tax provision	510.8	377.9	129.3	124.9
Income tax provision	(150.2)	(128.0)	(37.5)	(43.3)

Net income	$360.6	$249.9	$91.8	$81.6

Net income per common share, basic	$2.16	$1.52	$0.55	$0.48

Net income per common share, diluted	$2.06	$1.40	$0.54	$0.46

Weighted average number of common shares outstanding, basic	167.3	164.9	165.7	170.0

Weighted average number of common shares outstanding, diluted	186.2	185.1	174.4	183.6

CONSOLIDATED BALANCE SHEET DATA
(in millions)

	September 30,	December 31,
	2008	2007
	(unaudited)
Cash and cash equivalents	$1,393.5	$1,370.2
Short-term investments	90.4	241.8
Accounts receivable, less allowance for doubtful accounts of $30.6 and $20.2	529.3	438.3
Property, plant and equipment, net	2,130.1	1,853.1
Intangible assets, net	391.8	410.4
Total assets	5,761.2	5,436.7
Long-term debt, including current portion	2,384.3	2,266.5
Total liabilities	3,453.6	3,268.3
Stockholders’ equity	2,307.6	2,168.4

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(UNAUDITED)
NII Holdings, Inc.
(subscribers in thousands)

	Three Months Ended
	September 30,
	2008	2007
Total digital subscribers (as of September 30)	5,839.3	4,387.6
Net subscriber additions	394.5	327.0
Churn (%)	1.87%	1.64%

Average monthly revenue per handset/unit in service (ARPU) (1)	$59	$59

Cost per gross add (CPGA) (1)	$318	$332
Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Operating revenues
Service and other revenues	$1,583.2	$1,281.0	$559.1	$458.7
Digital handset and accessory revenues	67.6	18.1	28.4	7.5

	1,650.8	1,299.1	587.5	466.2

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	308.8	251.6	109.8	91.5
Cost of digital handset and accessory sales	279.6	202.2	102.0	68.6
Selling, general and administrative	459.9	353.7	164.7	125.4
Management fee	25.1	29.7	8.3	9.9
Depreciation and amortization	148.7	106.8	52.6	38.6

	1,222.1	944.0	437.4	334.0

Operating income	$428.7	$355.1	$150.1	$132.2

Total digital subscribers (as of September 30)			2,584.8	1,988.5
Net subscriber additions			149.1	140.1
Churn (%)			2.29%	1.86%

ARPU (1)			$68	$74

CPGA (1)			$422	$436

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Operating revenues
Service and other revenues	$976.7	$574.3	$360.1	$217.2
Digital handset and accessory revenues	54.9	25.2	20.0	7.4

	1,031.6	599.5	380.1	224.6

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	344.3	197.1	125.7	74.7
Cost of digital handset and accessory sales	87.1	57.1	28.3	21.2
Selling, general and administrative	317.5	199.7	118.6	77.2
Depreciation and amortization	109.5	67.7	40.5	25.1

	858.4	521.6	313.1	198.2

Operating income	$173.2	$77.9	$67.0	$26.4

Total digital subscribers (as of September 30)			1,675.0	1,187.5
Net subscriber additions			149.1	105.2
Churn (%)			1.34%	1.32%

ARPU (1)			$64	$54

CPGA (1)			$257	$293
Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Operating revenues
Service and other revenues	$378.4	$293.5	$137.3	$105.4
Digital handset and accessory revenues	36.4	24.3	13.0	8.6

	414.8	317.8	150.3	114.0

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	132.8	109.8	47.5	39.3
Cost of digital handset and accessory sales	55.4	37.9	20.0	13.1
Selling, general and administrative	98.6	69.2	36.6	24.5
Depreciation and amortization	28.7	22.5	10.4	7.6

	315.5	239.4	114.5	84.5

Operating income	$99.3	$78.4	$35.8	$29.5

Total digital subscribers (as of September 30)			938.0	768.2
Net subscriber additions			41.1	42.3
Churn (%)			1.75%	1.51%

ARPU (1)			$43	$41

CPGA (1)			$212	$173

Nextel Peru
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Operating revenues
Service and other revenues	$163.2	$128.9	$57.6	$45.4
Digital handset and accessory revenues	14.0	9.2	5.1	3.3

	177.2	138.1	62.7	48.7

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	58.9	50.3	21.0	17.6
Cost of digital handset and accessory sales	32.2	22.5	11.6	8.7
Selling, general and administrative	52.7	39.3	19.3	14.3
Depreciation and amortization	15.1	15.2	5.2	4.3

	158.9	127.3	57.1	44.9

Operating income	$18.3	$10.8	$5.6	$3.8

Total digital subscribers (as of September 30)			620.7	436.0
Net subscriber additions			51.1	37.2
Churn (%)			1.71%	1.74%

ARPU (1)			$30	$34

CPGA (1)			$167	$170

(1)	For information regarding ARPU and CPGA, see “Non-GAAP Reconciliations for the Nine and Three Months Ended September 30, 2008 and 2007” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(UNAUDITED)
Operating Income Before Depreciation and Amortization
Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):
NII Holdings, Inc.

	Three Months Ended
	September 30,
	2008	2007
Consolidated operating income	$219.0	$159.4
Consolidated depreciation	102.7	73.6
Consolidated amortization	8.9	3.7

Consolidated operating income before depreciation and amortization	$330.6	$236.7

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):
NII Holdings, Inc.

	Three Months Ended
	September 30,
	2008	2007
Consolidated service and other revenues	$1,116.1	$827.5
Less: consolidated analog revenues	(1.3)	(1.5)
Less: consolidated other revenues	(122.1)	(84.7)

Total consolidated subscriber revenues	$992.7	$741.3

ARPU calculated with subscriber revenues	$59	$59

ARPU calculated with service and other revenues	$66	$65

Nextel Mexico

	Three Months Ended
	September 30,
	2008	2007
Service and other revenues	$559.1	$458.7
Less: analog revenues	(0.5)	(0.7)
Less: other revenues	(44.7)	(34.4)

Total subscriber revenues	$513.9	$423.6

ARPU calculated with subscriber revenues	$68	$74

ARPU calculated with service and other revenues	$74	$80

Nextel Brazil

	Three Months Ended
	September 30,
	2008	2007
Service and other revenues	$360.1	$217.2
Less: analog revenues	(0.7)	(0.6)
Less: other revenues	(53.6)	(33.3)

Total subscriber revenues	$305.8	$183.3

ARPU calculated with subscriber revenues	$64	$54

ARPU calculated with service and other revenues	$75	$64

Nextel Argentina

	Three Months Ended
	September 30,
	2008	2007
Service and other revenues	$137.3	$105.4
Less: other revenues	(19.2)	(14.2)

Total subscriber revenues	$118.1	$91.2

ARPU calculated with subscriber revenues	$43	$41

ARPU calculated with service and other revenues	$50	$47

Nextel Peru

	Three Months Ended
	September 30,
	2008	2007
Service and other revenues	$57.6	$45.4
Less: other revenues	(4.6)	(3.0)

Total subscriber revenues	$53.0	$42.4

ARPU calculated with subscriber revenues	$30	$34

ARPU calculated with service and other revenues	$32	$36

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):
NII Holdings, Inc.

	Three Months Ended
	September 30,
	2008	2007
Consolidated digital handset and accessory revenues	$66.6	$26.9
Less: consolidated uninsured replacement revenues	(4.3)	—

Consolidated digital handset and accessory revenues, net	62.3	26.9
Less: consolidated cost of handset and accessory sales	162.5	112.1

Consolidated handset subsidy costs	100.2	85.2
Consolidated selling and marketing	158.1	115.6

Costs per statement of operations	258.3	200.8
Less: consolidated costs unrelated to initial customer acquisition	(31.1)	(23.0)

Customer acquisition costs	$227.2	$177.8

Cost per Gross Add	$318	$332

Nextel Mexico

	Three Months Ended
	September 30,
	2008	2007
Digital handset and accessory revenues	$28.4	$7.5
Less: uninsured replacement revenues	(2.7)	—

Digital handset and accessory revenues, net	25.7	7.5
Less: cost of handset and accessory sales	102.0	68.6

Handset subsidy costs	76.3	61.1
Selling and marketing	87.5	66.2

Costs per statement of operations	163.8	127.3
Less: costs unrelated to initial customer acquisition	(28.0)	(19.7)

Customer acquisition costs	$135.8	$107.6

Cost per Gross Add	$422	$436

Nextel Brazil

	Three Months Ended
	September 30,
	2008	2007
Digital handset and accessory revenues	$20.0	$7.4
Less: uninsured replacement revenues	(1.5)	—

Digital handset and accessory revenues, net	18.5	7.4
Less: cost of handset and accessory sales	28.3	21.2

Handset subsidy costs	9.8	13.8
Selling and marketing	46.7	32.3

Costs per statement of operations	56.5	46.1
Less: costs unrelated to initial customer acquisition	(1.8)	(2.1)

Customer acquisition costs	$54.7	$44.0

Cost per Gross Add	$257	$293

Nextel Argentina

	Three Months Ended
	September 30,
	2008	2007
Digital handset and accessory revenues, net	$13.0	$8.6
Less: cost of handset and accessory sales	20.0	13.1

Handset subsidy costs	7.0	4.5
Selling and marketing	12.9	9.0

Costs per statement of operations	19.9	13.5
Less: costs unrelated to initial customer acquisition	(0.9)	(0.3)

Customer acquisition costs	$19.0	$13.2

Cost per Gross Add	$212	$173

Nextel Peru

	Three Months Ended
	September 30,
	2008	2007
Digital handset and accessory revenues, net	$5.1	$3.3
Less: cost of handset and accessory sales	11.6	8.7

Handset subsidy costs	6.5	5.4
Selling and marketing	8.3	5.6

Costs per statement of operations	14.8	11.0
Less: costs unrelated to initial customer acquisition	(1.0)	(0.9)

Customer acquisition costs	$13.8	$10.1

Cost per Gross Add	$167	$170

Net Debt
Net debt represents total long-term debt less cash, cash equivalents and short-term investments. Net debt to consolidated operating income before depreciation and amortization represents net debt divided by consolidated operating income before depreciation and amortization. Prior to 2008, we calculated net debt as total long-term debt less cash and cash equivalents. In 2008, we added short-term investments to the items subtracted from long-term debt to calculate net debt because we concluded that our short-term investments were similar to cash and cash equivalents in terms of liquidity and should be used similarly in providing the assessment of our overall leverage in the net debt calculation. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Net debt as of September 30, 2008 can be calculated as follows (in millions):
NII Holdings, Inc.

Total long-term debt	$2,291.6
Less: cash and cash equivalents	(1,393.5)
Less: short-term investments	(90.4)

Net debt	$807.7